                        ASSIGNMENT OF PURCHASE AGREEMENT
                             AND ESCROW INSTRUCTIONS

                       BRAINERD DRUGSTORE, LLC, AS SELLER
                                       AND
                             SERIES A, LLC, AS BUYER

      ASSIGNOR, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby assign all of its right, title and interest in that certain Purchase Agreement and Escrow Instructions (the "Purchase Agreement") described herein, to ASSIGNEE and its successors and assigns. The Purchase Agreement is described as follows:

      DATE OF AGREEMENT:  August 18, 2005, as amended on August 26, 2005,
                          September 1, 2005, and September 7, 2005

      ORIGINAL BUYER:     Series A, LLC

      ASSIGNED TO:        Cole WG Brainerd MN, LLC

      PROPERTY ADDRESS:   340 W. Washington St., Brainerd, MN  56401

      ASSIGNOR acknowledges that it is not released from any and all obligations or liabilities under said Purchase Agreement with the exception of the earnest money deposit which is currently in escrow.

      ASSIGNEE hereby agrees to assume and be responsible for all obligations and liabilities under said Purchase Agreement. This Assignment shall be in full force and effect upon its full execution.

      Executed this 28th day of September, 2005.

ASSIGNOR:                                 ASSIGNEE:

SERIES A, LLC,                            COLE WG BRAINERD MN, LLC,
an Arizona limited liability company      a Delaware limited liability company

                                          By: COLE REIT ADVISORS II, LLC, a
                                            Delaware limited liability company,
                                            its Manager
By: /s/ John M. Pons
    ----------------------
      John M. Pons
      Authorized Officer

                                              By: /s/ John M. Pons
                                                  ------------------------------
                                                    John M. Pons
                                                    Senior Vice President

                                                                    EXHIBIT 10.3

                               PURCHASE AGREEMENT
                             AND ESCROW INSTRUCTIONS

                                     BETWEEN

                             BRAINERD DRUGSTORE, LLC

                                    AS SELLER

                                       AND

                                  SERIES A, LLC

                                    AS BUYER

                                 AUGUST 18, 2005

                   PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

DATED:      Dated to be effective as of August 18, 2005 (the "Effective Date").

PARTIES: This Purchase Agreement and Escrow Instructions (this "Agreement") is between Brainerd Drugstore, LLC, a Colorado limited liability company, as "Seller", and Series A, LLC, an Arizona limited liability company, as "Buyer".

      WHEREAS, as of the Effective Date, Seller is the owner of that certain improved property located at 340 West Washington Street, Brainerd, Minnesota, that is legally described on Exhibit A attached (the "Real Property");

      WHEREAS, as of the Effective Date, the Real Property is improved with a building containing approximately 15,076 square feet (the "Building"), which Building is leased to Walgreen Co., an Illinois corporation ("Tenant") in accordance with a written lease dated May 17, 1999 as amended by an Amendment to Lease dated November 12, 1999 (collectively, the "Lease"). The Real Property, the Building, the improvements to the Real Property (the "Improvements"), the personal property, if any, of Seller located on the Real Property and Seller's interest in the Lease and all rents issued and profits due or to become due under the Lease are collectively referred to as the "Property"; and

      WHEREAS, Buyer desires to purchase the Property from Seller and Seller desires to sell the Property to Buyer, all as more particularly set forth in this Purchase Agreement and Escrow Instructions (this "Agreement").

      NOW THEREFORE, in consideration of the promises set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Seller and Buyer (collectively, the "Parties" or individually, a "Party") agree as follows:

      1. INCORPORATION OF RECITALS. All of the Recitals are incorporated as agreements of the Parties.

      2. BINDING AGREEMENT. This Agreement constitutes a binding agreement between Seller and Buyer for the sale and purchase of the Property subject to the terms set forth in this Agreement. Subject to the limitations set forth in this Agreement, this Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns. This Agreement supersedes all other written or verbal agreements between the Parties concerning any transaction embodied in this Agreement. No claim of waiver or modification concerning the provisions of this Agreement shall be made against a Party unless based upon a written instrument signed by such Party.

      3. INCLUSIONS IN PROPERTY.

            (a) The Property. The term "Property" also shall include the following:

                  (1) all tenements, hereditaments and appurtenances pertaining to the Real Property;

                  (2) all mineral, water and irrigation rights, if any, running with or otherwise pertaining to the Real Property;

                  (3) all interest, if any, of Seller in any road adjoining the Real Property;

                  (4) all interest, if any, of Seller in any award made or to be made or settlement in lieu of such award for damage to the Property by reason of condemnation, eminent domain or exercise of police power;

                  (5) all of Seller's interest in the Building, the Improvements and any other improvements and fixtures on the Real Property;

                  (6) all of Seller's interest, if any, in any equipment, machinery and personal property on or used in connection with the Real Property (the "Personalty");

                  (7) the Lease and security deposit, if any, now or hereafter due under the Lease; and,

                  (8) all of Seller's interest, to the extent transferable, in any permits and licenses (the "Permits"), warranties, contractual rights and intangibles with respect to the operation, maintenance, repair or improvement of the Property (the "Contracts").

            (b) The Transfer Documents. Except for the Personalty which shall be transferred by that certain bill of sale from Seller to Buyer, a specimen of which is attached as Exhibit B (the "Bill of Sale"), the Lease which is to be transferred by that certain assignment and assumption of lease, a specimen of which is attached as Exhibit C (the "Assignment of Lease"), the Permits and Contracts which are to be transferred by that certain assignment agreement, a specimen of which is attached as Exhibit D (the "Assignment Agreement"), all components of the Property shall be transferred and conveyed by execution and delivery of Seller's limited warranty deed, a specimen of which is attached as Exhibit E (the "Deed"). The Bill of Sale, the Assignment of Lease, the Assignment Agreement and the Deed are hereinafter collectively referred to as the "Transfer Documents".

      4. PURCHASE PRICE. The price to be paid by Buyer to Seller for the Property is Four Million Three Hundred Twenty-Eight Thousand Five Hundred and no/100 Dollars ($4,328,500.00) (the "Purchase Price"), payable as follows:

            (a) Fifty Thousand and no/100 Dollars ($50,000.00) earnest money (the "Earnest Money Deposit") to be deposited by Buyer in escrow with First American Title Insurance Company, 2425 E. Camelback Road, Suite 300, Phoenix, Arizona 85016, Attention: Carol Peterson ("Escrow Agent") within one business day after receipt of written confirmation of execution of this Agreement by Seller along with a copy of the fully-executed original of this Agreement (the "Opening of Escrow"), which Earnest Money Deposit is to be held by Escrow Agent until released as provided in this Agreement or paid to Seller at close of escrow ("COE");

            (b) Ten Thousand and no/100 ($10,000.00) of the Earnest Money Deposit (the "Non-Refundable Deposit") will be non-refundable to Buyer from and after August 26, 2005, except as specifically provided in this Agreement;

            (c) The Earnest Money Deposit is to be increased by an additional Fifty Thousand and no/100 Dollars ($50,000.00) (bringing the total Earnest Money Deposit to $100,000.00) to be deposited with the Escrow Agent by Buyer within one business day following the expiration of the Due Diligence Period (as defined below) unless Buyer elects to cancel this Agreement on or before the last day of the Due Diligence Period under Section 6 or Section 7(c). If Buyer does not so cancel the Agreement on or before the last day of the Due Diligence Period, the entire Earnest Money Deposit shall become non-refundable to Buyer except as specifically provided in this Agreement; and

            (d) Four Million Two Hundred Twenty-Eight Thousand Five Hundred and no/100 Dollars ($4,228,500.00) in additional cash, or other immediately available funds (as may be increased or decreased by such sums as are required to take into account any additional deposits, prorations, credits, or other adjustments required by this Agreement), to be deposited in escrow with Escrow Agent one day prior to the COE (the "Additional Funds") which are to be held by Escrow Agent until cancellation of this Agreement as provided in this Agreement or paid to Seller at COE.

      5. DISPOSITION OF EARNEST MONEY DEPOSIT. Seller and Buyer hereby instruct Escrow Agent to place the Earnest Money Deposit in a federally insured interest-bearing passbook account on behalf of Seller and Buyer. The Earnest Money Deposit and interest on the Earnest Money Deposit shall be applied as follows:

            (a) if Buyer cancels this Agreement prior to August 26, 2004, as Buyer is so entitled to do as provided in this Agreement, the Earnest Money Deposit and all interest earned to the effective date of withdrawal shall be paid immediately to Buyer;

            (b) if Buyer cancels this Agreement after August 26, 2004, but prior to the expiration of the Due Diligence Period, as Buyer is so entitled to do as provided in this Agreement, the Earnest Money Deposit and all interest earned to the effective date of withdrawal less the Non-Refundable Deposit shall be paid immediately to Buyer and the Non-Refundable Deposit shall be paid to Seller, except as specifically set forth in this Agreement;

            (c) if the Earnest Money Deposit is forfeited by Buyer pursuant to this Agreement, such Earnest Money Deposit and all interest earned to the date of withdrawal shall be paid to Seller as Seller's agreed and total liquidated damages, it being acknowledged and agreed that it would be difficult or impossible to determine Seller's exact damages; and

            (d) if escrow closes, the Earnest Money Deposit and all interest earned to COE shall be credited to Buyer, automatically applied against the Purchase Price and paid to Seller upon Closing.

      6. TITLE COMMITMENT AND OBJECTIONS.

            (a) Evidence of Title. Within ten days after the Effective Date, Escrow Agent shall deliver a current title commitment (the "Commitment") for an ALTA standard coverage title insurance policy (the "Owner's Policy") on the Real Property to Buyer and Seller. The Commitment shall show the status of title to the Real Property as of the date of the Commitment and shall also describe the requirements of Escrow Agent for the issuance of the Owner's Policy as described in this Agreement. The cost of a standard Owner's Policy will be paid for by Seller; Buyer shall pay any additional cost for the extended coverage policy and any endorsements to the policy if such policy or endorsements are required by Buyer or its lender. In addition to the Commitment, Escrow Agent shall deliver simultaneously to Buyer and Seller copies of all documents identified in Part Two of Schedule B of the Commitment (the "Title Documents").

            (b) Defects of Title. If on or before August 31, 2005, Buyer asserts the existence of any encumbrance, encroachment on or defect in, or objection to title to, any portion of the Real Property based on Buyer's examination of the Commitment and the Title Documents, or any other information received by Buyer (any of which is called a "Defect in Title"), Buyer will give written notice thereof to Seller on or before August 31, 2005, and then Seller may, at Seller's sole election either: (i) notify Buyer in writing that it does not intend to correct or cure the Defect in Title, or (ii) attempt to correct or cure the Defect in Title on or before the COE by (A) attempting to obtain title insurance over such Defect in Title, or (B) otherwise using reasonable efforts to remove the Defect in Title. Seller's lack of response within a period of one business day after receipt of Buyer's notice shall be deemed as Seller's election not to correct or cure the Defect in Title prior to COE. If Seller does not elect or is deemed not to have elected o correct or cure the Defect in Title, Buyer shall have the right to cancel this Agreement by delivering written notice to Seller on or before the last day of the Due Diligence Period, or to waive any such Defect in Title and elect to close under this Agreement.. If Seller elects to attempt to correct or cure the Defect in Title, but the Defect in Title cannot, through the exercise of reasonable diligence, be corrected or cured on or before the COE, the COE shall be automatically extended for a time period not to exceed 15 days in order to allow Seller to correct or cure such matter. If Seller elects to attempt to correct or cure the Defect in Title and if such Defect in Title cannot be corrected or cured within the 15-day extension of the COE, then Buyer will have the right to either: (x) waive any such Defect in Title and elect to close under this Agreement, or (y) cancel this Agreement by delivering written notice to Seller on or before the date of the COE (as it may be extended). If Buyer elects to cancel this Agreement due to Seller's election to not correct or cure any Defect in Title, Buyer will receive a prompt refund of the Earnest Money Deposit plus interest less the Non-Refundable Deposit and the Parties will be relieved of all further obligations under this Agreement, except that the indemnities contained in Sections 7(b) and 16(b) shall survive such termination. If, after Seller notifies Buyer of its intent to correct or cure any Defect in Title but is subsequently unable to correct or cure any Defect in Title within the 15-day extension of COE and Buyer terminates due to such inability, Buyer will receive a prompt refund of the entirety of the Earnest Money Deposit plus interest and the Parties will be relieved of all further obligations under this Agreement, except that the indemnities contained in Sections 7(b) and 16(b) shall survive such termination.

            (c) Permitted Exceptions. The Lease, the title exceptions shown on the Commitment not made the subject of any objection to title by Buyer, any title exceptions otherwise approved by Buyer in writing on or before the last day of the Due Diligence Period, and any Defect in Title waived by Buyer as provided in Sections 6(b) and 6(d), will be deemed to be approved by Buyer and will be referred to as "Permitted Exceptions" under this Agreement. At COE, Seller will convey the Property to Buyer free and clear of all liens, claims, pledges and encumbrances arising by, through or under Seller, subject the Permitted Exceptions.

            (d) Change in Title. In the event on or before COE any supplement to the Commitment discloses any change or addition to the Permitted Exceptions which, in Buyer's sole judgment, could have a material adverse effect on the condition of title to the Property or on Buyer's ability to operate the Property in the manner in which it currently is being operated, other than changes caused by Buyer (an "Additional Exception"), Buyer may object in writing to such Additional Exception in which case Seller may, at Seller's sole election, either: (i) notify Buyer in writing that it does not intend to correct or cure the Defect in Title, or (ii) attempt to correct or cure the Additional Exception on or before the COE by (A) attempting to obtain title insurance over such Additional Exception, or (B) otherwise using reasonable efforts to remove the Additional Exception. Seller's lack of response within a period of one business day of receipt of Buyer's notice shall be deemed as Seller's election not to correct or cure the Defect in Title prior to COE. In the event the Defect in Title cannot, through the exercise of reasonable diligence, be corrected or cured on or before the COE, the COE shall be automatically extended for a time period not to exceed 15 days in order to allow Seller to correct or cure such matter. If Seller does not elect to correct or cure the Additional Exception or if such Additional Exception cannot be corrected or cured within the 15-day extension of the COE, then Buyer will have the right to either: (x) waive any such Additional Exception and elect to close under this Agreement, or (y) cancel this Agreement by delivering written notice to Seller on or before the date of the COE (as it may be extended). If Buyer elects to cancel this Agreement due to Seller's election to not correct or cure any Additional Exception, Buyer will receive a prompt refund of the Earnest Money Deposit plus interest less the Non-Refundable Deposit and the Parties will be relieved of all further obligations under this Agreement, except that the indemnities contained in Sections 7(b) and 16(b) shall survive such termination. If, after Seller notifies Buyer of its intent to correct or cure any Additional Exception but is subsequently unable to correct or cure any Additional Exception within the 15-day extension of COE and Buyer terminates due to such inability, Buyer will receive a prompt refund of the entirety of the Earnest Money Deposit plus interest and the Parties will be relieved of all further obligations under this Agreement, except that the indemnities contained in Sections 7(b) and 16(b) shall survive such termination.

      7. BUYER'S DUE DILIGENCE PERIOD.

            (a) The Due Diligence Period. Buyer shall have until 10:00 a.m. Denver, Colorado time on September 6, 2005 (the "Due Diligence Period"), at Buyer's sole cost, within which to conduct and approve any investigations, studies or tests deemed necessary by Buyer, in Buyer's sole discretion, to determine the feasibility of acquiring the Property (the "Studies"). The Studies shall include, but not be limited to, Buyer's right to: (i) review and approve the Survey (as defined below), the Lease, Seller's operating statements with respect to the Property, and the Contracts; (ii) meet and confer with Tenant; and, (iii) obtain, review and approve an environmental study of the Real Property and Building.

            (b) Right of Entry. Subject to the prior rights of the Tenant of the Property, Seller hereby grants to Buyer and Buyer's agents, employees and contractors the right to enter upon the Property, at any reasonable time or times during the Due Diligence Period and after reasonable prior notice to Seller, to conduct the Studies. In conducting the Studies, Buyer shall use commercially reasonable efforts to not interfere with any of the operations or business of the Tenant of the Property. In consideration of the license granted to Buyer in this Section, Buyer hereby indemnifies and holds Seller harmless from any and all liabilities, claims, losses or damages, including, but not limited to, court costs and attorneys' fees, which may be incurred by Seller as a direct result of the Studies. Buyer's indemnity and hold harmless obligation shall survive cancellation of this Agreement or COE.

            (c) Cancellation. Unless Buyer so notifies Seller and Escrow Agent, in writing, on or before the end of the Due Diligence Period of Buyer's acceptance of the Studies and waiver of the contingencies as set forth in this
Section 7, this Agreement shall be canceled. If Buyer notifies Seller and Escrow Agent that it desires to cancel this Agreement on or before August 26, 2005, the Earnest Money Deposit plus interest shall be returned immediately to Buyer and the Parties will be relieved of all further obligations under this Agreement, except that the indemnities contained in Sections 7(b) and 16(b) shall survive such termination. If Buyer notifies Seller and Escrow Agent that it desires to cancel this Agreement after August 26, 2005 but prior to the expiration of the Due Diligence Period, or if Buyer is deemed to have canceled this Agreement pursuant to the first sentence of this subsection 7(c), the Earnest Money Deposit plus interest less the Non-Refundable Deposit shall be returned immediately to Buyer and the Parties will be relieved of all further obligations under this Agreement, except that the indemnities contained in Sections 7(b) and 16(b) shall survive such termination. If this Agreement is canceled for any reason, then (x) to the extent reasonably practicable, Buyer shall, within ten days after cancellation, repair any damage caused by any of those visits, inspections or studies so as to restore the Property to as near its same condition as before the damage as is reasonably possible, (y) within the same ten-day period Buyer will return to Seller all Property Documents, and (z) Buyer will maintain in confidence any information it obtained about the Property. The provisions of this paragraph will survive COE.

            (d) Right of First Refusal. If at any time prior to or following the expiration of the Due Diligence Period the Tenant validly exercises its right of first refusal contained in the Lease, this Agreement will terminate, and Buyer will receive a prompt refund of the Earnest Money Deposit plus interest and the Parties will be relieved of all further obligations under this Agreement, except that the indemnities contained in Sections 7(b) and 16(b) shall survive such termination.

      8. DELIVERY OF STUDIES.

            (a) Deliveries to Buyer. The Parties agree that prior to the Effective Date, Seller has delivered to Buyer copies of the following documents: the executed Lease including any amendments to the Lease; the Geotechnical Exploration Report dated October 20, 1998; the Phase I Environmental Site Assessment dated November 12, 1998; the Phase I Environmental Site Assessment Update dated September 15, 1999; the Phase I Environmental Site Assessment dated June 18, 2001; an existing ALTA survey of the Real Property and the Building; an existing owner's title policy for the Real Property; site plans; the roof warranty; a zoning letter dated June 2001; a certificate of occupancy dated April 20, 2000; the Architect/Developer Project Specifications dated July 17, 1999; and Walgreen's Statements of Receipts for July 1, 2002 through June 30, 2003 and July 1, 2003 through June 30, 2004 (the "Property Documents"). Seller makes no representation or warranty regarding, and does not assume liability or responsibility for, the truth, accuracy or completeness of any reports, material, tests or information prepared by third parties.

            (b) Delivery by Buyer. If this Agreement is canceled for any reason, except Seller's willful default hereunder, Buyer agrees to deliver to Seller all Property Documents received by Buyer.

      9. THE SURVEY. Buyer, at Buyer's cost, shall, at any time after the Opening of Escrow, have the option to cause a certified ALTA survey of the Real Property, Building and Improvements, or an update of Seller's existing survey, (either being referred to as the "Survey") to be completed by a surveyor licensed in the State of Minnesota and deposited with Escrow Agent. The Survey shall set forth the legal description and boundaries of the Property and all easements, encroachments and improvements thereon.

      10. IRS SECTION 1445. Seller shall furnish to Buyer in escrow by COE a sworn affidavit (the "Non-Foreign Affidavit") stating under penalty of perjury that Seller is not a "foreign person" as such term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). If Seller does not timely furnish the Non-Foreign Affidavit, Buyer may withhold (or direct Escrow Agent to withhold) from the Earnest Money Deposit and/or the Additional Funds, an amount equal to the amount required to be so withheld pursuant to Section 1445(a) of the Code, and such withheld funds shall be deposited with the Internal Revenue Service as required by such Section 1445(a) and the regulations promulgated thereunder. The amount withheld, if any, shall nevertheless be deemed to be part of the Purchase Price paid to Seller.

      11. DELIVERY OF POSSESSION. Seller shall deliver possession of the Property to Buyer at COE subject only to the rights of Tenant under the Lease as approved by Buyer as part of the Studies.

      12. CONDITIONS PRECEDENT. In addition to all other conditions precedent set forth in this Agreement, Buyer's obligations to perform under this Agreement and to close escrow are expressly subject to the following:

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

            (a) the delivery by Buyer and Seller to Escrow Agent, respectively, for delivery to the other party at COE, of the executed original Transfer Documents to the extent required to be executed by such Parties, and other documents reasonably necessary to consummate the transaction contemplated hereby, including without limitation an owner's affidavit;

            (b) the issuance of the Owner's Policy (or a written commitment therefor) subject only to those Permitted Exceptions approved or deemed approved by Buyer pursuant to this Agreement;

            (c) the delivery by Seller to Buyer at COE of all security deposits and pre-paid/abated rents under the Lease, if any, in the form of a credit in favor of Buyer against the Additional Funds;

            (d) upon expiration of the Due Diligence Period and Buyer's acceptance of the Studies without cancellation of this Agreement as set forth in
Section 7 (or prior thereto at Seller's sole option), Seller shall request a tenant estoppel certificate from the Tenant. Such certificate shall be on the Tenant's standard form of certificate, which shall be substantially similar to that on Exhibit F attached, shall state that the Lease is in full force and effect and shall not identify any offset or abatement rights (except as are stated in the Lease), punchlist items or defaults (the "Estoppel"). The Tenant is not required under the Lease to list Buyer and its lender on the Estoppel; however, Seller will make reasonable efforts to add Buyer and its lender, Wachovia Bank, National Association, to the Estoppel. Seller makes no guarantee on the timing of receipt of the Estoppel; therefore, if the Estoppel is not received by two (2) business days prior to the scheduled date of COE pursuant to
Section 17 , the COE shall be extended to the date which is two (2) business days after receipt of the Estoppel, provided such extension shall not exceed thirty (30) days. If the Estoppel is not received within such 30-day extension period, Buyer may terminate this Agreement upon written notice to Seller, which termination shall have the effect set forth below in this Section 12;

            (e) the deposit with Escrow Agent of letter from Seller to Tenant requesting that future rent under the Lease be paid to Buyer;

            (f) each Party shall have performed all covenants, agreements and obligations required to be performed by it under this Agreement;

            (g) delivery by Seller of originals of the Lease, the Contracts and Permits, if any such original documents are in the possession of Seller;

            (h) each Party shall have executed and delivered to the Escrow Agent a certificate confirming the that all of the representations and warranties of such Party set forth in Section 13 are accurate and complete in all material respects as of the COE (with appropriate modifications as permitted under this Agreement);

            (i) receipt of an express waiver of Tenant's right of first refusal under the Lease or, in the alternative, the deposit with the Escrow Agent of evidence satisfactory to Buyer, in its reasonable discretion, that Seller has delivered the notice letter to the Tenant described in

Section 13(e)(5) together with an affidavit of Seller stating that the period for Tenant's exercise of its right of first refusal provided in the Lease has expired without Tenant having exercised such right; and

            (j) deposit with Escrow Agent by Buyer of the Additional Funds, by wire transfer of immediately available funds;

Seller's obligations to perform under this Agreement and to close escrow are expressly subject to the satisfaction by Buyer of the conditions set forth in
Section 12(a), (f), (h), (i) and (j) above. Either Party shall have the right, in its sole and absolute discretion, to waive in writing of the foregoing conditions that are included for the sole benefit for the waiving Party. If any of the conditions described above which is not an obligation of Buyer has not been satisfied by the COE as such date may be extended under the terms of this Agreement, then Buyer shall have the right, at Buyer's sole option, by giving written notice to Seller and Escrow Agent, to cancel this Agreement and Buyer will receive a prompt refund of the Earnest Money Deposit plus interest and the Parties will be relieved of all further obligations under this Agreement, except that the indemnities contained in Sections 7(b) and 16(b) shall survive such termination.

      13. SELLER'S WARRANTIES AND COVENANTS.

            (a) Seller represents and warrants to Buyer as of the Effective Date that:

                  (1) to Seller's Actual Knowledge, no notice of violation has been issued and delivered to Seller with regard to any applicable regulation, ordinance, requirement, covenant, condition or restriction relating to the present use or occupancy of the Property by any person, authority or agency having jurisdiction;

                  (2) to Seller's Actual Knowledge, there is no impending or contemplated condemnation or taking by inverse condemnation of the Property, or any portion thereof, by any governmental authorities;

                  (3) to Seller's Actual Knowledge, there are no suits or claims pending or threatened with respect to or in any manner affecting the Property;

                  (4) other than Tenant's right of first refusal set forth in the Lease, Seller has not entered into and there is not existing any other agreement, written or oral, under which Seller is or could become obligated to sell the Property, or any portion thereof, to a third party, prior to termination of this Agreement;

                  (5) this transaction will not in any way violate any other agreements to which Seller is a party;

                  (6) Seller has full power and authority to execute, deliver and perform under this Agreement as well as under the Transfer Documents, specimens of which are attached as Exhibits;

                  (7) to Seller's Actual Knowledge, no default of Seller or of the other parties exists under any of the Contracts;

                  (8) no consent of any third party is required in order for Seller to enter into this Agreement and perform Seller's obligations hereunder (subject to Tenant's election not to exercise Tenant's right of first refusal). Without limiting the generality of the foregoing, to Seller's Actual Knowledge, no consent of any third party is required in order for Seller to assign to Buyer the Contracts or the Lease;

                  (9) the execution, delivery and performance of this Agreement and the Transfer Documents, specimens of which are attached as Exhibits, have not and will not constitute a breach or default under any other agreement or, to Seller's Actual Knowledge, any law or court order under which Seller is a party or may be bound;

                  (10) to Seller's Actual Knowledge, all general real estate taxes, assessments and personal property taxes that have become due with respect to the Property have been paid or will be so paid by Tenant pursuant to the terms of the Lease;

                  (11) to Seller's Actual Knowledge and except as disclosed in the Property Documents, Seller is not aware that there exists or has existed, and Seller itself has not caused any generation, production, location, transportation, storage, treatment, discharge, disposal, release or threatened release upon, under or about the Property of any Hazardous Materials. "Hazardous Materials" shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos (including, without limitation, vinyl asbestos tile), or any other substance or material, defined as a "hazardous substance" by any federal, state, or local environmental law, ordinance, rule or regulation including, without limitation, the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Federal Hazardous Materials Transportation Act, as amended, the Federal Resource Conservation and Recovery Act, as amended, and the rules and regulations adopted and promulgated pursuant to each of the foregoing ("Environmental Law)". Seller hereby assigns to Buyer, effective as of COE, all claims, counterclaims, defenses, or actions whether at common law, or pursuant to any other applicable federal or state or other laws which Seller may have against any third parties relating to the existence of any Hazardous Materials in, at, on, under or about the Property (including Hazardous Materials released on the Property prior to COE and continuing in existence on the Property at COE); and

                  (12) except for any item to be prorated at COE in accordance with this Agreement, all bills or other charges, costs or expenses arising out of or in connection with or resulting from Seller's use, ownership, or operation of the Property up to COE shall be paid in full by Seller, except to the extent payable by Tenant pursuant to the terms of the Lease.

            (b) all representations made in this Agreement by Seller shall survive the execution and delivery of this Agreement and COE for a period of four (4) months after COE, after which time they shall automatically terminate and be of no further force or effect. Seller shall and does hereby indemnify against and hold Buyer harmless from any loss, damage, liability and expense, together with all court costs and attorneys' fees which Buyer may incur, directly as a result of any material misrepresentation by Seller or any material breach of any of Seller's warranties. Seller's indemnity and hold harmless obligations shall survive COE for a period of four (4) months after COE, after which time they shall automatically terminate and be of no further force or effect. As used in this Agreement, the phrase "to Seller's Actual Knowledge" or words of similar import shall mean the actual (and not constructive or imputed) knowledge, without independent investigation or inquiry, of Marcel J.C. Arsenault, as managing member of Seller.

            (c) In the event that any representation or warranty of Seller needs to be modified due to changes since the Effective Date, Seller shall deliver to Buyer a certificate dated as of the COE signed by Seller, identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. The occurrence of any such change shall, if materially adverse to Purchaser, constitute the non-fulfillment of the condition set forth in Section 12(h) entitling Buyer to terminate this Agreement and Buyer will receive a prompt refund of the Earnest Money Deposit plus interest and the Parties will be relieved of all further obligations under this Agreement, except that the indemnities contained in Sections 7(b) and 16(b) shall survive such termination. Such remedy shall be Buyer's sole and exclusive remedy for any change in the foregoing representations and warranties about which Seller provides such notice to Buyer, or about which Buyer learns, before the COE, and Buyer hereby waives any and all other remedies therefor. If the COE occurs despite such changes in Seller's representations and warranties or other matters described in the Seller's certificate, Seller's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in the certificate.

            (d) With the sole exception of the representations set forth in this
Section 13, this Agreement is made without representation or warranty of any kind by Seller; Seller makes no representation or warranty of any kind with regard to the physical condition of the Property or any component thereof, with regard to any restrictions, requirements, costs or constraints that may be associated with the Property, with regard to the suitability of the Property for Buyer's purposes or with regard to the accuracy or completeness of any of the Property Documents furnished or made available to Buyer (including, without limitation, any environmental or structural studies or reports), it being the parties' express understanding and agreement that Buyer shall fully inspect the Property and all aspects thereof during the Due Diligence Period and prior to COE, and that Buyer will rely solely on its own inspection in determining the physical condition and other features of the Property, any restrictions, requirements, costs or constraints that may be associated with the Property, and whether the Property is suitable for Buyer's intended purposes; and Buyer will acquire the Property in "AS IS" and "WITH ALL FAULTS" condition. Without limiting the generality of the foregoing, Buyer, for itself and its successors and assigns, releases Seller and Seller's partners, agents, employees, managers, members, brokers, contractors and representatives from, and waives any and all causes of action or claims against any of such persons for, (i) any and all liability attributable to any physical condition of or at the Property, including, without limitation, the presence on, under or about the Property of any Hazardous Materials; and (ii) any and all liability resulting from the failure of the Property to comply with any applicable laws, including, without limitation, any

Environmental Law (as defined below). This Section 13(d) shall survive the execution and delivery of this Agreement and the COE.

            (e) Seller covenants with Buyer that Seller will perform and comply with each of the following from and after the Effective Date, or the date the Due Diligence Period expires without cancellation of this Agreement by Buyer, as the case may be, until termination of this Agreement:

                  (1) from and after the Effective Date, Seller will not enter into nor execute any agreement to grant a right of first refusal or option to purchase the Property, or any portion of the Property, to a third party, without Buyer's prior written consent; provided, however, that Seller shall be allowed to enter into back-up contracts for the sale of the Property that are expressly contingent upon the expiration or termination of this Agreement;

                  (2) from and after the Effective Date until termination of this Agreement, Seller will not enter into or execute any employment, management or service contract with respect to the Real Property without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed, provided that any such contract so entered by Seller with or without Buyer's consent shall provide that such contract can be terminated by Seller, or Seller's successor, at any time without penalty, upon not more than thirty (30) days' prior written notice to the other party. When any such contracts are fully executed, Seller shall deliver a copy thereof to Buyer;

                  (3) from and after the Effective Date until termination of this Agreement, Seller shall not execute or enter into any lease with respect to the Property, or terminate, amend, modify, extend or waive any rights under the Lease without Buyer's prior written consent, which consent may be withheld at Buyer's discretion;

                  (4) from and after the Effective Date until termination of this Agreement, Seller, without Buyer's prior written consent which consent will not be unreasonably withheld or delayed, shall not amend, modify or terminate any Contract or waive any substantial right thereunder; and

                  (5) no later than the fifth business day after the Effective Date, Seller will send a letter to Tenant notifying Tenant of Buyer's offer and requesting that Tenant provide Seller with an signed waiver of Tenant's right of first refusal under the Lease as to the transaction described in this Agreement, it being understood that the Lease does not require Tenant to affirmatively respond to a request by Seller for a written waiver and Tenant may elect to waive by permitting the period for exercise of the right to expire. Seller will provide Buyer with a copy of its letter to the Tenant.

      14. BUYER'S WARRANTIES AND COVENANTS.

            (a) Buyer hereby represents to Seller as of the Effective Date that:

                  (1) Buyer has full power and authority to execute, deliver and perform under this Agreement as well as under the Transfer Documents, specimens of which are attached as Exhibits;

                  (2) there are no actions or proceedings pending or to Buyer's Actual Knowledge, threatened against Buyer which may in any manner whatsoever affect the validity or enforceability of this Agreement or any of the documents, specimens of which are attached as Exhibits; and

                  (3) the execution, delivery and performance of this Agreement and the Transfer Documents, specimens of which are attached hereto as Exhibits, have not and will not constitute a breach or default under any other agreement or, to Buyer's Actual Knowledge, any law or court order under which Buyer is a party or may be bound.

            (b) all representations made in this Agreement by Buyer shall survive the execution and delivery of this Agreement and COE for a period of four (4) months after COE, after which time they shall automatically terminate and be of no further force or effect. Buyer shall and does hereby indemnify against and hold Seller harmless from any loss, damage, liability and expense, together with all court costs and attorneys' fees, if awarded by a court of law, which Seller may incur directly as a result of any material misrepresentation by Buyer or any material breach of any of Buyer's warranties. Buyer's indemnity and hold harmless obligations shall survive COE for a period of four (4) months after COE, after which time they shall automatically terminate and be of no further force or effect. As used in this Agreement, the phrase "to Buyer's Actual Knowledge" or words or similar import shall mean the actual (and not constructive or implied) knowledge, without independent investigation or inquiry, of John M. Pons as Authorized Officer of Buyer.

            (c) Buyer shall hold maintain as confidential (i) all data and information received by Buyer from Seller that is not in the public domain or known generally to the public with respect to the Property and the Seller or its business, whether obtained before or after the execution and delivery of this Agreement, and (ii) the terms and conditions of this Agreement, and Buyer shall not disclose same to others, except that Buyer may make such disclosures to its accountants, attorneys, lenders and consultants as Buyer reasonably deems necessary or desirable in order to evaluate or obtain financing for the transaction contemplated by this Agreement. The foregoing provisions notwithstanding, if the COE occurs, then no such confidentiality obligation shall apply thereafter. Under no circumstances shall Buyer market the Property for sale to third parties or list the Property with a real estate broker or agent for sale, prior to the end of the Due Diligence Period and before Buyer has delivered to Seller the second $50,000 installment of the Earnest Money Deposit due pursuant to Section 4(c). If Buyer breaches any provision of this
Section 14 (c), Seller shall have all of the remedies provided in Section 20(b) of this Agreement.

      15. CONDEMNATION. Seller shall bear all risk of a taking or condemnation of the Property which may occur prior to COE. If prior to COE any governmental or other entity having condemnation authority institutes an eminent domain proceeding or takes any steps preliminary thereto to condemn any portion of the Real Property or Building, Buyer will have the right to terminate this Agreement upon notice to Seller and Escrow Agent. If Buyer elects to cancel this Agreement then Buyer will receive a prompt refund of the Earnest Money Deposit plus interest and the Parties will be relieved of all further obligations under this Agreement, except that the indemnities contained in Sections 7(b) and 16(b) shall survive such termination. If Buyer does not so terminate this Agreement, Buyer will proceed to COE without any reduction to the Purchase Price, and Seller agrees to assign to Buyer at the COE, Seller's rights to any compensation or damages relating to such taking.

      16. BROKER'S COMMISSION. Concerning any brokerage commission, the Parties agree as follows:

            (a) The Parties warrant to one another that they have not dealt with any finder, broker or realtor in connection with this Agreement except Anthon Stauffer and Sage Investment Properties (collectively, "Broker");

            (b) If any person other than Broker shall assert a claim to a finder's fee or brokerage commission on account of alleged employment as a finder or broker in connection with this Agreement, the Party under whom the finder or broker is claiming shall indemnify and hold the other Party harmless from and against any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought on such claim, including, but not limited to, counsel and witness fees and court costs in defending against such claim. The provisions of this Section shall survive cancellation of this Agreement or COE; and

            (c) In the event of the COE, Seller shall be responsible for payment of a commission to Broker in an amount equal to one percent (1.0 %) of the Purchase Price, which commission shall be paid at COE.

      17. CLOSE OF ESCROW. COE shall be on October 6, 2005 or such earlier date as Buyer and Seller may mutually agree in writing. Seller may extend the COE date for up to an additional thirty (30) days upon delivery of written notice to extend the COE to Escrow Agent prior to the original COE date, such period of extension to run concurrently with any extension required by Seller pursuant to the provisions of Sections 6(b) or (d). Notwithstanding any provision to the contrary contained in this Agreement, Buyer will cooperate with Seller's loan defeasance requirements by closing the Transfer Documents into escrow two business days prior to the scheduled COE and funding the Additional Funds one business day prior to the COE on or before 12:00 p.m. Denver, Colorado time on such date.

      18. ASSIGNMENT. This Agreement may not be assigned by Seller without the prior written consent of Buyer (which consent shall not be unreasonably withheld), other than an Approved Assignee (defined below) or as part of an Exchange (defined below). Buyer may not assign its rights under this Agreement without Seller's consent, which consent may be withheld for any reason, other than to an Approved Assignee. Any assignment by Buyer permitted under this Agreement shall not become effective until the assignee executes an instrument whereby such assignee expressly assumes each of the obligations of Buyer under this Agreement, including specifically, without limitation, all obligations concerning the Earnest Money Deposit. No assignment shall release or otherwise relieve Buyer from any obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective successors, personal representatives, heirs and permitted assigns. For purposes of this Agreement, an "Approved Assignee" is any entity that controls, is controlled by or is under common control with, any original Party executing this Agreement, with the word "control" meaning the power to direct or cause the direction of the management or policies of such Party or the assignee, as the case may be. An assignment, pledge or transfer of the control of the original Buyer executing this Agreement, voluntarily, involuntarily or by operation of law, will constitute an assignment of this Agreement requiring Seller consent.

      19. RISK OF LOSS. Seller shall bear all risk of loss or damage to the Property which may occur prior to COE. In the event any part of the Property is damaged or destroyed prior to the COE, Seller shall notify Buyer of such event in a written notice that includes a description of the damage and pertinent insurance information. If the cost to repair any such damage or destruction or to restore the Property exceeds Fifty Thousand Dollars ($50,000.00) Buyer may, at Buyer's sole option, by written notice to Seller and Escrow Agent, cancel this Agreement whereupon Buyer will receive a prompt refund of the Earnest Money Deposit plus interest and the Parties will be relieved of all further obligations under this Agreement, except that the indemnities contained in Sections 7(b) and 16(b) shall survive such termination. If Buyer waives any such loss or damage to the Property and closes escrow, Seller at COE shall pay Buyer or credit Buyer against the Additional Funds the amount of any insurance proceeds payable to Seller as a result of such casualty, or assign to Buyer, as of COE and in a form acceptable to Buyer, all of Seller's rights or claims for relief to the same.

      20. REMEDIES.

            (a) Seller's Breach. If Seller breaches this Agreement, Buyer may, at Buyer's sole option and remedy, either: (i) by written notice to Seller and Escrow Agent, cancel this Agreement whereupon the Earnest Money Deposit, including the portion thereof constituting the Non-Refundable Deposit, plus interest shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation hereunder; or (ii) seek specific performance against Seller in which event COE shall be automatically extended as necessary. Notwithstanding the foregoing, if specific performance is unavailable as a remedy to Buyer because of Seller's affirmative acts, Buyer shall be entitled to pursue all rights and remedies available at law or in equity; provided, however, that damages awarded to Buyer shall in no event exceed the amount of the Earnest Money Deposit. Except for any damages incurred arising out of Seller's breach of its warranty set forth in Section 16, a claim by Buyer for attorneys' fees pursuant to this Agreement, or any other amounts owing from Seller to Buyer pursuant to Seller's express indemnification of Buyer in this Agreement, the remedies provided above in this Section for the breach of this Agreement by Seller shall be Buyer's sole remedy.

            (b) Buyer's Breach. If Buyer breaches this Agreement, Seller may terminate this Agreement and instruct the Escrow Agent to cancel the escrow created hereunder in which case the Escrow Agent shall immediately pay over to Seller the Earnest Money Deposit plus interest as liquidated damages, and not as a penalty, in full satisfaction of Seller's claim. Promptly following Escrow Agent's receipt of such instructions from Seller the Escrow Agent shall cancel the escrow. The Parties acknowledge and agree that since it would be extremely difficult to determine the actual amount of Seller's damages arising out of a breach by Buyer, the amount of the liquidated damages provided in this Section constitutes a fair estimate of those damages, which the Parties have agreed upon in a good-faith effort to make damages certain. Except for any damages that may be incurred arising out of any investigations, tests and Studies with respect to the Property that Buyer may elect to undertake, any damages incurred arising out of Buyer's breach of its warranty set forth in
Section 16, a claim by Seller for attorneys' fees pursuant to this Agreement, or any other amounts owing from Buyer to Seller pursuant to Buyer's express indemnification of Seller in this Agreement, the liquidated damages provided in this Section for the breach of this Agreement by Buyer shall be Seller's sole remedy.

      21. ATTORNEYS' FEES. In addition to the foregoing remedies, in the event of litigation arising out of any alleged default or breach of this Agreement, the prevailing party will be awarded all costs and expenses incurred in the prosecution or defense of such litigation, including without limitation reasonable in house and outside attorneys' and legal assistants' fees and disbursements. For purposes of this Section, "prevailing party" will include, but not be limited to, a party who withdraws or moves to dismiss a claim in consideration for payment due, performance owed, or other consideration in substantial satisfaction of the claim withdrawn or dismissed.

      22. NOTICES.

            (a) Addresses. Any notice or other written communication required or permitted under this Agreement shall be in writing and shall be given (i) by personal delivery, (ii) by deposit in the U.S. Mail, marked certified or registered mail, return receipt requested, with postage prepaid, (iii) by delivery to a reputable national overnight courier service, or (iv) by tested telex, or telegram, or facsimile with electronic confirmation, in any case, addressed to the Parties at the addresses and facsimile numbers set forth below, or set forth in a notice given by a Party in accordance with this Section.

If to Seller:                 Brainerd Drugstore, LLC
                              c/o Colorado and Santa Fe Real Estate Company
                              2400 Industrial Lane, Suite 2100
                              Broomfield, CO 80020
                              Attn: Judy Lawson
                              Tel.: (303) 466-2500
                              Fax: (303) 466-4202

with copies to:               Colorado and Santa Fe Real Estate Company
                              2400 Industrial Lane, Suite 2100
                              Broomfield, CO 80020
                              Attn: Stephanie J. Griffin
                              Tel.: (303) 466-2500
                              Fax: (303) 466-4202

If to Buyer:                  Series A, LLC
                              2555 East Camelback Road
                              Suite 400
                              Phoenix, AZ 85016
                              Attn: Legal Department
                              Tel.: (602) 778-8700
                              Fax: (602) 778-8786

with copies to:               Bennett Wheeler Lytle & Cartwright, PLC
                              3838 N. Central Avenue, Suite 1120
                              Phoenix, AZ 85012
                              Attn: J. Craig Cartwright
                              Tel: (602) 445-3433
                              Fax: (602) 266-9119

If to Escrow Agent:           First American Title Insurance Company
                              2425 E. Camelback Road, Suite 300
                              Phoenix, AZ 85016
                              Attn: Carol Peterson
                              Tel: (602) 567-8100
                              Fax: (602) 567-8101

            (b) Effective Date of Notices. Any such notice to Seller or Buyer will be deemed to be given and effective: (i) if personally delivered, then on the date of such delivery, (ii) if sent via overnight courier, then one business day after the date such notice is sent, (iii) if sent by registered or certified mail, then three business days following the date on which such notice is deposited in the United States mail addressed as aforesaid, or (iv) if sent by telex, telegram or facsimile, then at the time and on the date set forth on the electronic confirmation sheet, provided that if the time of delivery under clause (iv) is after 6:00 p.m. Denver, Colorado time, delivery will be deemed given on the next business day. For purposes of this Agreement, "business day" will be deemed to mean a day of the week other than a Saturday or Sunday or other holiday recognized by banking institutions of the State of Colorado. If escrow has opened, a copy of any notice given to a Party also shall be given to Escrow Agent by regular U.S. Mail or by any other method provided for in this Section.

      23. CLOSING COSTS.

            (a) Closing Costs. Seller and Buyer agree to pay closing costs as indicated in this Agreement and in the escrow instructions attached hereto as Exhibit G, and by this reference incorporated herein (the "Escrow Instructions"). At COE, Seller shall pay (i) the costs of releasing any judgments and any liens and other encumbrances to secure financing and the cost of recording such releases, (ii) one-half of the fees and costs due Escrow Agent for its services, (iii) the premium for the standard coverage Owner's Policy,
(iv) all documentary fees, excise fees, transfer taxes and deed taxes assessed against the Property including the Personalty in connection with this transaction, and (v) any other costs to be paid by Seller under this Agreement. At COE, Buyer shall pay (1) the costs of recording any of the Transfer Documents and any documents in connection with any loan obtained by Buyer at COE, (2) one-half of the fees and costs due Escrow Agent for its services, (3) the premium to obtain extended coverage title insurance, if any, and the cost of any endorsements requested by Buyer or Buyer's lender, (4) the cost of the Survey if Buyer obtains one, and (5) any other costs to be paid by Buyer under this Agreement. Except as otherwise provided for in this Agreement, Seller and Buyer will each be solely responsible for and bear all of their own respective expenses, including, without limitation, expenses of legal counsel, accountants, and other advisors incurred at any time in connection with pursuing or consummating the transaction contemplated by this Agreement.

            (b) Real Estate Taxes. To the extent not payable by the Tenant under the Lease, real estate taxes shall be prorated based upon the current valuation and latest available tax rates.

            (c) Rents. Current and prepaid rents which have been previously collected under the Lease shall be apportioned to the date that is one business day prior to COE with such date being Buyer's day for the purposes of such calculations. Buyer shall receive a credit at Closing in the amount of any security deposit held by Seller pursuant to the Lease.

            (d) Prorations. Prorations shall be calculated as of the date that is one business day prior to COE based upon the latest available information, including, without limitation, a credit to Buyer for any security deposits and any rent prepaid by Tenant for the period beginning with and including the date on which the closing occurs through and including the last day of the month in which the closing occurs. All other credits to Buyer shall be similarly prorated. Any other closing costs not specifically designated as the responsibility of either Party in the Escrow Instructions or in this Agreement shall be paid by Seller and Buyer according to the usual and customary allocation of the same by Escrow Agent. Seller agrees that all closing costs payable by Seller shall be deducted from Seller's proceeds otherwise payable to Seller at COE. Buyer shall deposit with Escrow Agent sufficient cash to pay all of Buyer's closing costs. Except as provided in this Section 23(a), Seller and Buyer shall each bear their own costs in regard to this Agreement.

            (e) Post-Closing Adjustment. If after COE, the Parties discover any errors in adjustments and apportionments or additional information becomes available which would render the closing prorations materially inaccurate, the same shall be corrected as soon after their discovery as possible. The provision of this Section 23(e) shall survive COE except that no adjustment shall be made later than two months after COE unless prior to such date the Party seeking the adjustment shall have delivered a written notice to the other Party specifying the nature and basis for such claim. In the event that such claim is valid, the Party against whom the claim is sought shall have ten days in which to remit any adjustment due.

            (f) Instructions. This Agreement, together with the Escrow Instructions, shall constitute escrow instructions for the transaction contemplated by this Agreement. Such escrow instructions shall be construed as applying to Escrow Agent's engagement.

      24. ESCROW CANCELLATION CHARGES. If escrow fails to close because of Seller's default, Seller shall be liable for any cancellation of Escrow Agent charges. If escrow fails to close because of Buyer's default, Buyer shall be liable for any cancellation charges of Escrow Agent. If escrow fails to close for any other reason, Seller and Buyer shall each be liable for one-half of any cancellation charges of Escrow Agent. The provisions of this Section 24 shall survive cancellation of this Agreement.

      25. APPROVALS. Concerning all matters in this Agreement requiring the consent or approval of any Party, the Parties agree that any such consent or approval shall not be unreasonably withheld unless otherwise provided in this Agreement.

      26. ADDITIONAL ACTS. The Parties agree to execute promptly such other documents and to perform such other acts as may be reasonably necessary to carry out the purpose and intent of this Agreement.

      27. GOVERNING LAW/JURISDICTION/VENUE. This Agreement shall be governed by and construed or enforced in accordance with the internal laws of the State of Minnesota.

      28. CONSTRUCTION. The terms and provisions of this Agreement represent the results of negotiations among the Parties, each of which has been represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and the Parties each hereby waive the application of any rule of law which would otherwise be applicable in connection with the interpretation and construction of this Agreement that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed Agreement or portions of the Agreement or any earlier draft of the same.

      29. TIME OF ESSENCE. Time is of the essence with respect to the performance of this Agreement. However, if this Agreement requires any act to be done or action to be taken on a date which is not a business day (as defined in Section 22(b)), such act or action shall be deemed to have been validly done or taken if done or taken on the next succeeding day which is not a Saturday, Sunday or legal holiday, and the successive periods shall be deemed extended accordingly. References in this Agreement to a number of days will be deemed to refer to calendar and not business days, unless the context clearly indicates otherwise.

      30. INTERPRETATION. If there is any specific and direct conflict between, or any ambiguity resulting from, the terms and provisions of this Agreement and the terms and provisions of any document, instrument or other agreement executed in connection with this Agreement or to effectuate this Agreement, including any Exhibits hereto, the same shall be consistently interpreted in such manner as to give effect to the general purposes and intention as expressed in this Agreement which shall be deemed to prevail and control.

      31. HEADINGS. The headings of this Agreement are for reference only and shall not limit or define the meaning of any provision of this Agreement.

      32. FAX AND COUNTERPARTS. This Agreement may be executed by facsimile and/or in any number of counterparts. Each party may rely upon any facsimile or counterpart copy as if it were one original document.

      33. INCORPORATION OF EXHIBITS BY REFERENCE. All Exhibits to this Agreement are fully incorporated herein as though set forth at length in this Agreement.

      34. SEVERABILITY. If any provision of this Agreement is determined by a court to be invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it, or its application, valid and enforceable, and the invalidity or lack of enforceability of one or more provisions shall not affect the validity or enforceability of the remainder of this Agreement.

      35. SELLER'S ACCEPTANCE. If a fully-executed original of this Agreement has not been delivered by Seller to Buyer by 6:00 p.m. Denver, Colorado time on August 18, 2005, for subsequent delivery to Escrow Agent along with the Earnest Money Deposit, this Agreement shall automatically be deemed revoked and null and void.

      36. NO ORAL UNDERSTANDINGS OR WAIVERS. There are and were no verbal or written representations, warranties, understandings, stipulations, agreements, or promises pertaining to the subject matter of this Agreement made by either Party or any agent, employee, or other representative of either Party or by any broker or any other person representing or purporting to represent either Party, not incorporated in writing in this Agreement, and neither this Agreement nor any of the terms, provisions, conditions, representations, or covenants contained in this Agreement can be modified, changed, terminated, amended, superseded, waived, or extended except by an appropriately written instrument duly executed by the Parties. No waiver of any breach of any provision contained in this Agreement will be deemed a waiver of any preceding or succeeding breach of that provision or of any other provision contained in this Agreement. No extension of time for performance of any obligations or acts will be deemed an extension of the time for performance of any other obligations or acts.

      37. SECTION 1031 EXCHANGE. Each Party shall provide reasonable cooperation requested by the other in implementing any tax deferred exchange under Section 1031 of the Internal Revenue Code or other exchange (the "Exchange"), including the execution of reasonably necessary documentation in connection therewith, including documents providing for an exchanging Party's assignment of this Agreement to a qualified intermediary; provided that the cooperating Party shall not be obligated to incur any additional expense or liability beyond its existing obligations under this Agreement, and the exchange shall not delay the COE. No assignment of this Agreement in connection with an Exchange shall relieve the exchanging Party of any obligation under this Agreement.

      38. RECORDING. Neither this Agreement nor any memorandum or evidence of this Agreement shall be filed for recording with any governmental body; provided that, a Party may file a notice of lis pendens or equivalent document for recording in connection with a lawsuit filed by such Party if such Party determines that such filing is necessary to protect its rights to specific performance under this Agreement. If Buyer records any portion of this Agreement, then in addition to receiving the Earnest Money Deposit, Seller shall be entitled to all remedies available to it at law or in equity, notwithstanding Section 20(b) or any other provision of this Agreement to the contrary. The provisions of this Section 38 shall survive the termination of this Agreement and the COE.

      IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the Effective Date.

SELLER:                                         BRAINERD DRUGSTORE, LLC

                                                By: /S/ Sharon K. Eshima
                                                    ----------------------------
                                                     Sharon K. Eshima
                                                Its: Manager

BUYER:                                          SERIES A, LLC

                                                By: /S/ John M. Pons
                                                    ----------------------------
                                                Name: John M. Pons
                                                Title: Authorized Officer

                            ESCROW AGENT'S ACCEPTANCE

      The foregoing fully executed Agreement together with the Earnest Money Deposit is accepted by the undersigned this _____ day of August, 2005, which for the purposes of this Agreement shall be deemed to be the date of Opening of Escrow. Escrow Agent hereby accepts the engagement to handle the escrow established by this Agreement in accordance with the terms set forth in this Agreement.

                                          FIRST AMERICAN TITLE INSURANCE COMPANY

                                          By: /S/ Carol Peterson
                                              ----------------------------------
                                          Title: Escrow

                FIRST AMENDMENT TO PURCHASE AGREEMENT AND ESCROW
                                  INSTRUCTIONS

      THIS FIRST AMENDMENT TO PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS (this "Amendment") is entered into by and between BRAINERD DRUGSTORE, LLC, a Colorado limited liability company (the "Seller"), and SERIES A, LLC, an Arizona liability company (the "Buyer").

                               W I T N E S E T H:

      WHEREAS, Seller and Buyer entered into that certain Purchase Agreement and Escrow Instructions dated as of August 18, 2005 (the "Contract"), providing for the sale by Seller to Buyer of a property located in Brainerd, Minnesota leased to Walgreen's Co. (the "Property") and being more particularly described in the Contract; and

      WHEREAS, Seller and Buyer desire to amend the Contract as hereinafter set forth.

      NOW, THEREFORE, based on these facts and in consideration of the mutual benefits to be obtained by this Amendment, Seller and Buyer agree as follows:

      1. Amending Provisions. The Contract is hereby amended as follows:

      (a) Sections 4(b) and 7(c) of the Contract are amended to change any date that refers to August 26, 2005 from August 26 to August 29, 2005.

      (b) There are no other amendments.

      2. Consequence of Amendment. Nothing in this Amendment affects or modifies any of the provisions of the Contract, except as expressly provided herein. The Contract, as amended by this Amendment, will continue in full force and effect and it ratified and affirmed by Seller and Buyer as if originally written as herein amended.

      3. Miscel1aneous.

      (a) The section headings contained in this Amendment are for convenience of reference only and are not intended to delineate or limit the meaning of any provision of this Amendment or to be considered in construing or interpreting the provisions of this Amendment. Capitalized terms used in this Amendment which are not otherwise defined herein shall have the same meaning as given to them in the Contract.

      (b) This Amendment may be executed in any number of counterparts, separately or together, by Seller and Buyer. If counterparts hereof are executed separately by Buyer and Seller, when taken together, same will constitute one
(1) original. If the same counterparts are executed by Buyer and Seller, then each such counterpart shall constitute an original. Seller and/or Buyer may execute and deliver this Amendment by telephone facsimile transmission, and the receiving party may rely fully thereon as an original.

      (c) This Amendment embodies the entire agreement and understanding between Buyer and Seller with respect to its subject matter and supersedes all prior agreements and understandings, written or oral, between Buyer and Seller related to that subject matter. This Amendment may be amended, waived or discharged only by an instrument in writing executed by the party against which enforcement of the amendment, waiver or discharge is sought.

      (d) The determination that any provision of this Amendment is invalid or unenforceable will not affect the validity or enforceability of the remaining provisions or of that provision under other circumstances. In the event of any determination of invalidity or unenforceability, this Amendment will be construed as if the invalid or unenforceable provision were not included in this Amendment.

      EXECUTED as of the [though not necessarily on] the 26th day of August, 2005.

SELLER:                                   BRAINERD DRUGSTORE, LLC

                                          By: /S/ Sharon K. Eshima
                                              ----------------------------------
                                               Sharon K. Eshima
                                          Its: Manager

BUYER:                                    SERIES A, LLC

                                          By: /S/ John M. Pons
                                              ----------------------------------
                                          Name: John M. Pons
                                          Title: Authorized Officer

         SECOND AMENDMENT TO PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

      THIS SECOND AMENDMENT TO PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS (this "Amendment") is entered into by and between BRAINERD DRUGSTORE, LLC, a Colorado limited liability company ("Seller"), and SERIES A, LLC, an Arizona limited liability company ("Buyer").

                               W I T N E S E T H:

      WHEREAS, Seller and Buyer entered into that certain Purchase Agreement and Escrow Instructions dated August 18, 2005, as amended by a First Amendment to Purchase Agreement and Escrow Instructions dated as of August 26, 2005 (collectively, the "Contract"), providing for the sale by Seller to Buyer of a property leased to Walgreen Co. located in Brainerd, Minnesota (the "Property") and being more particularly described in the Contract; and

      WHEREAS, Seller and Buyer desire to amend the Contract as hereinafter set forth.

      NOW, THEREFORE, based on these facts and in consideration of the mutual benefits to be obtained by this Amendment, Seller and Buyer agree as follows:

      1. Amending Provisions. The Contract is hereby amended as follows:

      (a) Section 6(b) of the Contract is hereby amended to allow Seller until 5:00 p.m. Denver, Colorado time on September 2, 2005 to respond to Buyer's written notice of Defects in Title dated August 31, 2005.

      (b) Section 7(a) of the Contract is amended to extend the Due Diligence Period to 10:00 a.m. Denver, Colorado time on September 7, 2005.

      (c) There are no other amendments.

      2. Consequence of Amendment. Nothing in this Amendment affects or modifies any of the provisions of the Contract, except as expressly provided herein. The Contract, as amended by this Amendment, will continue in full force and effect and is ratified and affirmed by Seller and Buyer as if originally written as herein amended.

      3. Miscellaneous.

      (a) The section headings contained in this Amendment are for convenience of reference only and are not intended to delineate or limit the meaning of any provision of this Amendment or to be considered in construing or interpreting the provisions of this Amendment. Capitalized terms used in this Amendment which are not otherwise defined herein shall have the same meaning as given to them in the Contract.

      (b) This Amendment may be executed in any number of counterparts, separately or together, by Seller and Buyer. If counterparts hereof are executed separately by Buyer and Seller, when taken together, same will constitute one (1) original. If the same counterparts are executed by Buyer and Seller, then each such counterpart shall constitute an original. Seller and/or Buyer may execute and deliver this Amendment by telephone facsimile transmission, and the receiving party may rely fully thereon as an original.

      (c) This Amendment embodies the entire agreement and understanding between Buyer and Seller with respect to its subject matter and supersedes all prior agreements and understandings, written or oral, between Buyer and Seller related to that subject matter. This Amendment may be amended, waived or discharged only by an instrument in writing executed by the party against which enforcement of the amendment, waiver or discharge is sought.

      (d) The determination that any provision of this Amendment is invalid or unenforceable will not affect the validity or enforceability of the remaining provisions or of that provision under other circumstances. In the event of any determination of invalidity or unenforceability, this Amendment will be construed as if the invalid or unenforceable provision were not included in this Amendment.

      EXECUTED as of the 1st day of September, 2005.

                                          SELLER:

                                          BRAINERD DRUGSTORE, LLC

                                          By: /S/ Sharon K. Eshima
                                              ----------------------------------
                                               Sharon K. Eshima
                                          Its: Manager

                                          BUYER:

                                          SERIES A, LLC

                                          By: /S/ John M. Pons
                                              ----------------------------------
                                          Name: John M. Pons
                                          Title: Authorized Officer

                THIRD AMENDMENT TO PURCHASE AGREEMENT AND ESCROW
                         INSTRUCTIONS AND REINSTATEMENT

      THIS THIRD AMENDMENT TO PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS AND REINSTATEMENT (this "Amendment") is entered into by and between BRAINERD DRUGSTORE, LLC, a Colorado limited liability company ("Seller"), and SERIES A, LLC, an Arizona limited liability company ("Buyer").

                               W I T N E S E T H:

      WHEREAS, Seller and Buyer entered into that certain Purchase Agreement and Escrow Instructions dated August 18, 2005, as amended by a First Amendment to Purchase Agreement and Escrow Instructions dated as of August 26, 2005, and a Second Amendment to Purchase Agreement and Escrow Instructions dated as of September 1, 2005 (collectively, the "Contract"), providing for the sale by Seller to Buyer of a property leased to Walgreen Co. located in Brainerd, Minnesota (the "Property") and being more particularly described in the Contract; and

      WHEREAS, the Due Diligence Period expired September 7, 2005; and

      WHEREAS, Seller and Buyer desire to amend and reinstate the Contract as hereinafter set forth.

      NOW, THEREFORE, based on these facts and in consideration of the mutual benefits to be obtained by this Amendment, Seller and Buyer agree as follows:

      1. Amending Provisions. The Contract is hereby amended as follows:

      (a) Section 13 of the Contract is modified by the insertion of a new subsection (f) as follows:

                  (f) Seller covenants and agrees to use commercially reasonable efforts to assist Buyer in its efforts to arrange for a recording in the real estate records of Crow Wing County, Minnesota of the Final Certificate (the "Certificate") in the condemnation proceeding known as State of Minnesota, by its Commissioner of Transportation v. Richard Ahrens, et al. (District Court Action CO-02-3229) (the "Condemnation") and thereafter to cause the title company to amend the legal description of the Real Property in the Commitment to exclude the portion of the Real Property taken in the Condemnation, remove the lis pendens exception on Schedule B-Section 2 and add to Schedule B-Section 2 an exception for the temporary easement created in the Condemnation. If the events described in the preceding sentence have not occurred by October 3, 2005, Buyer will have a one-time right to extend the COE until October 12, 2005 by giving Seller written notice of such extension no later than 5:00 p.m. Denver time on October 3, 2005. If Buyer exercises its right to extend the COE as herein provided and the events described in the first sentence of this subsection have not occurred by October 12, 2005, the Parties shall, notwithstanding such non-occurrence, close the transactions contemplated by the Contract, but Seller shall cause the title company to hold open the Owner's Policy and Buyer's lender's loan policy until the Certificate is recorded and then to issue the Owner's Policy and loan policy with the modified legal description, deletion of the lis pendens exception and addition of the exception for the temporary easement, as described above. If the Certificate is not recorded within 45 days following COE, Seller shall cause the title company to issue the Owner's Policy and the loan policy in accordance with the Commitment but will pay the title insurance premiums, if any, charged by the title company to endorse such Owner's Policy and loan policy following the recording of the Certificate to reflect the changes identified in the first sentence of this Section (f).

      (b) If Buyer obtains a new survey of the Real Property or an update of Seller's existing survey prior to the COE, Seller will reimburse Buyer for one-half of the cost of such survey or survey update at Closing, if and only if the COE occurs, up to a maximum reimbursement amount of $2,500.00.

      (c) Upon execution of this Amendment by Seller and Buyer, the Amendment shall constitute Buyer's agreement to proceed to COE and waive its right to terminate the Contract under provisions of Section 6 and 7 of the Contract. Except as set forth in subsections (a) and (b) above and in Seller's response letter dated September 2, 2005, all matters raised in Buyer's title and survey objection letter dated August 31, 2005 and conditional acceptance letter dated September 7, 2005, both issued by Bennett, Wheeler Lytle and Cartwright, shall be deemed satisfied and waived. The Parties acknowledge that Buyer previously has deposited with the Escrow Agent the $50,000 additional Earnest Money Deposit required under Section 4(c). The Contract shall be deemed reinstated effective as of the date of this Amendment, subject to the terms of this Amendment.

      (d) There are no other amendments.

      2. Consequence of Amendment. Nothing in this Amendment affects or modifies any of the provisions of the Contract, except as expressly provided herein. The Contract, as amended by this Amendment, will continue in full force and effect and is ratified and affirmed by Seller and Buyer as if originally written as herein amended.

      3. Miscellaneous.

      (a) The section headings contained in this Amendment are for convenience of reference only and are not intended to delineate or limit the meaning of any provision of this Amendment or to be considered in construing or interpreting the provisions of this Amendment. Capitalized terms used in this Amendment which are not otherwise defined herein shall have the same meaning as given to them in the Contract.

      (b) This Amendment may be executed in any number of counterparts, separately or together, by Seller and Buyer. If counterparts hereof are executed separately by Buyer and Seller, when taken together, same will constitute one
(1) original. If the same counterparts are executed by Buyer and Seller, then each such counterpart shall constitute an original. Seller and/or Buyer may execute and deliver this Amendment by telephone facsimile transmission, and the receiving party may rely fully thereon as an original.

      (c) This Amendment embodies the entire agreement and understanding between Buyer and Seller with respect to its subject matter and supersedes all prior agreements and understandings, written or oral, between Buyer and Seller related to that subject matter. This Amendment may be amended, waived or discharged only by an instrument in writing executed by the party against which enforcement of the amendment, waiver or discharge is sought.

      (d) The determination that any provision of this Amendment is invalid or unenforceable will not affect the validity or enforceability of the remaining provisions or of that provision under other circumstances. In the event of any determination of invalidity or unenforceability, this Amendment will be construed as if the invalid or unenforceable provision were not included in this Amendment.

      EXECUTED as of (although not necessarily on) the 7th day of September, 2005.

                                          SELLER:

                                          BRAINERD DRUGSTORE, LLC

                                          By: /S/ Sharon K. Eshima
                                              ----------------------------------
                                               Sharon K. Eshima
                                          Its: Manager

                                          BUYER:

                                          SERIES A, LLC

                                          By: /S/ John M. Pons
                                              ----------------------------------
                                          Name: John M. Pons
                                          Title: Authorized Officer